  EXHIBIT 10.1

PROMISSORY NOTE

$50,000.00	JANUARY 1, 2024

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Ranger Gold Corp., a Nevada corporation (the “Borrower”), hereby unconditionally promises to pay to the order of Bryan Glass Securities, Inc. or its assigns (the “Holder,” and together with the Borrower, the “Parties”), the principal amount of Fifty Thousand Dollars ($50,000.00) or, if less, the aggregate unpaid principal amount of all advances made by the Holder to the Borrower (which aggregate unpaid principal amount shall be equal to the amount set forth opposite the date last appearing on Schedule A attached to this Promissory Note (as the same may be amended, supplemented, or modified from time to time in accordance with its terms, the “Note”)).

1. Definitions; Interpretation. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Account” has the meaning set forth in Section 2.1.

“Advances” has the meaning set forth in the introductory paragraph.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial Holders in New York City are authorized or required by law to close.

“Change in Control” means (a) any Person or group of persons within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934 becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding equity interests of the Borrower, or (b) individuals who constitute the board of directors of the Borrower cease for any reason to constitute at least a majority of the board of directors of the Borrower.

“Default Rate” means six percent (6%).

“Event of Default” has the meaning set forth in Section 7.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central Holder, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of, or pertaining to, government.

“Holder” has the meaning set forth in the introductory paragraph.

“Interest Rate” means four percent (4%).

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“Law” means any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon a Person or any of its property or to which such Person or any of its property is subject.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower, (b) the validity or enforceability of this Note or (c) the ability of the Borrower to perform any of its payment] obligations hereunder.

“Maturity Date” means December 31, 2028; provided, however, that if a Change of Control occurs, the Maturity Date shall be the date immediately prior to such Change of Control.

“Note” has the meaning set forth in the introductory paragraph.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Request” has the meaning set forth in Section 2.1.

2. Making the Advances.

2.1 Requesting an Advance. Borrow may request an Advance by transmitting to the Holder via email a written notice stating the amount of the Advance, the purpose of the Advance and the date by which the Advance must be funded, which notice shall be received by the Holder not less than three days prior to the date on which such funds are required by the Company (each such request for an Advance, a “Request”). The Holder shall, within twenty-four hours of the receipt of a Request, advise the Company whether it will make the Advance and the amount to be Advanced, if less than the full amount set forth in the Request. If the Holder determines to make the Advance, it shall, within forty-eight hours of the time it communicates to the Company its undertaking to make the Advance, transmit the funds by wire transfer or ACH to the Company’s bank account or to such other account as the Company may set forth in a Request (the “Account”). Any Advance shall be made in the Holder’s sole discretion and may be refused for any reason or no reason. The Borrower agrees that the crediting of the amount of an Advance to the Account or in accordance with the instructions of the Borrower shall constitute conclusive evidence that such Advance was made. Neither the failure of the Holder to indorse on Schedule A attached hereto the amount of any Advance, nor the failure of the Holder designated by the Borrower to credit the proceeds of any Advance to the designated account maintained at such Holder, shall affect the Borrower’s obligations hereunder.

3. Payment Dates; Optional Prepayments.

3.1 Payment Date. The aggregate unpaid principal amount of the Advances and all accrued and unpaid interest thereon shall be payable on the Maturity Date.

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3.2 Optional Prepayments. The Borrower may prepay the amount due under this Note in whole or in part at any time or from time to time without penalty or premium. Any prepayment shall be credited as provided in Section 5.2.

4. Interest.

4.1 Interest Rate.

(a) Except as otherwise provided herein, the outstanding principal amount of each Advance evidenced hereby shall bear interest at the Interest Rate from the date such Advance was made until such Advance is paid in full, whether at maturity, upon acceleration, by prepayment, or otherwise.

4.2 Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest, payable on demand, at the Default Rate from the date of such non-payment until such amount is paid in full.

4.3 Computation and Accrual of Interest.

(a) All computations of interest on each Advance shall be made on the basis of a year of 360 days and the actual number of days elapsed.

(b) Interest shall accrue on each Advance on the day on which such Advance is made and shall not accrue on such Advance for the day on which it is paid.

4.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on any Advance shall exceed the maximum rate of interest permitted to be charged by the Holder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

5. Payment Mechanics.

5.1 Manner of Payments. Each payment of interest or principal shall be made in lawful money of the United States of America no later than 3:00 PM New York time on the date on which such payment is due by wire transfer of immediately available funds to the Holder in accordance with instructions provided by the Holder in writing to the Borrower from time to time.

5.2 Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note.

5.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

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5.4 Evidence of Debt.

(a) The Holder is authorized to record on Schedule A attached hereto each Advance made to the Borrower and each payment or prepayment thereof. The entries made by the Holder shall, to the extent permitted by applicable Law, be conclusive evidence absent manifest error of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Holder to record such payments or prepayments, or any error or inaccuracy therein, shall not in any manner affect the validity or enforceability of any obligation of the Borrower to repay (with applicable interest) in accordance with the terms of this Note any Advance actually made by the Holder under this Note.

(b) The books and records of the Holder and statements of account issued by the Holder shall be admissible in evidence in any action or proceeding arising out of, based upon, or in any way connected to, this Note.

5.5 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

6. Representations and Warranties. The Borrower hereby represents and warrants to the Holder on the date hereof as follows (and each request for an Advance will be deemed a representation and warranty by the Borrower on the date of such Advance that):

6.1 Existence; Power and Authority; Compliance with Laws. The Borrower (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of Nevada, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to borrow Advances, to execute and deliver this Note, and to perform its obligations hereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.2 Authorization; Execution and Delivery. The execution and delivery of this Note by the Borrower, its borrowing of Advances, and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Borrower has duly executed and delivered this Note.

6.3 No Approvals. No consent, authorization, or order of, filing with, notice to, license from, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to borrow Advances or to execute, deliver, or perform any of its obligations under this Note.

6.4 No Violations. The execution and delivery of this Note, the borrowing of any Advance, and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any Law applicable to the Borrower or by which any of its properties or assets may be bound or (b) constitute a default under any material agreement or contract by which the Borrower may be bound.

6.5 Enforceability. This Note is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

6.6 No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to this Note or any of the transactions contemplated hereby or (b) that would reasonably be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under this Note.

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7. Acceleration; Events of Default and Remedies.

All Advances, together with all accrued interest thereon, shall become immediately and automatically due and payable, without demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder, upon (a) the commencement by or against the Borrower of any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets and, in any case described in this clause (a), if commenced against the Borrower, results in the entry of an order for any relief described in this clause (a) which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof, or (b) the Borrower making a general assignment for the benefit of its creditors, or (c) the commencement against the Borrower of any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets, or (d) the Borrower taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c) above, or (d) the Borrower generally not, or being unable to, or admitting in writing its inability to, pay its debts as they become due.

Upon the occurrence of any of the following (“Events of Default”) and at any time thereafter during the continuance of such Event of Default, the Holder may, at its option, by written notice to the Borrower, (x) declare the entire principal amount of the Advances together with all accrued interest thereon and all other amounts payable under this Note, immediately due and payable:

7.1 Failure to Pay. The Borrower fails to pay (a) any principal amount of any Advance when due or (b) interest or any other amount when due and such failure continues for ten (10) days after written notice to the Borrower.

7.2 Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Holder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

7.3 Judgments. One or more judgments or decrees shall be entered against the Borrower, individually or in the aggregate, in excess of $5,000 and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

8. Miscellaneous.

8.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to an address specified by a Party may from time to time.

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(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) mailed by other than certified or registered mail shall be deemed to have been given three (3) Business Days after mailing, and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

8.2 Expenses. The Borrower shall reimburse the Holder on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of counsel), whether or not litigation is commenced, incurred by the Holder of, incidental to, in any way relating to, or in connection with, the transactions contemplated hereby, including any of the Advances, and the protection of the Holder’s rights and enforcement of the Borrower’s obligations hereunder.

8.3 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to, this Note and the transactions contemplated hereby shall be governed by, and shall be construed and interpreted, and all rights and obligations hereunder determined, in accordance with, the laws of the State of New York.

8.4 Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the State of New York sitting in Nassau County or of the United States District Court for the Eastern District of New York or any appellate court from any thereof and (ii) submits to the exclusive jurisdiction of any such court in any such legal action, suit, or proceeding. Final judgment against the Borrower in any such legal action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

8.5 Venue. The Borrower acknowledges that the venue provided in Section 8.4 is a convenient forum and hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any legal action, suit, or proceeding arising out of or relating to this Note in any court referred to in Section 8.4 and the defense of an inconvenient forum, or based on a more convenient forum, to the maintenance of such legal action, suit, or proceeding in any such court.

8.6 Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF, OR OTHERWISE RELATING TO, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

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8.7 Successors and Assigns. This Note may be assigned or transferred by the Holder to any Person. The Borrower may not assign or transfer this Note or any of its rights or obligations hereunder, other than to an Affiliate of Borrower, without the prior written consent of the Holder (and any attempted such assignment with such consent shall be null and void). This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

8.8 Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

8.9 Amendments and Waivers. No term of this Note may be modified or amended, orally or by course of dealing, except by an instrument in writing signed by authorized officers of the Holder and of the Borrower. No term of this Note may be waived, orally or by course of dealing, except by an instrument in writing signed by an authorized officer of the Holder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.10 Headings. The headings of the various Sections and subsections herein and of the schedules hereto are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

8.11 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Holder, any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

8.12 Waiver of Counterclaims. The Borrower waives the right to claim or interpose any counterclaim in any litigation or set-off of any kind relating to this Note or the transactions contemplated hereby.

8.13 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the New York Electronic Signatures and Records Act (N.Y. State Tech. Law §§ 301 to 309).

8.14 Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[signature page follows]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of January 1, 2024.

RANGER GOLD CORP.

By:	/s/ Bryan Glass
Name:	Bryan Glass,
Title:	President

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SCHEDULE A

ADVANCES AND PAYMENTS

Date of Advance	Amount of Advance	Amount of Principal Paid	Name of Person Making the Notation

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